EXHIBIT 10.89

AMENDMENT TO LEASE AGREEMENT WITH GEMINI TECHNOLOGY SERVICES
FOR A PORTION OF THE KEYBANK PARSIPPANY BUILDING

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) made as of the 17 day of January, 2002, by and between TWO GATEHALL ASSOCIATES, L.L.C. (the “LESSOR”), a Delaware limited liability company, having an address c/o Gale & Wentworth, LLC, 200 Campus Drive, Florham Park, New Jersey 07932, GEMINI TECHNOLOGY SERVICES, INC. (the “LESSEE”), a Delaware corporation, having an address at c/o Deutsche Bank AG, 1251 Avenue of the Americas, Mail Stop NYC 07-2804, New York, New York 10020, and EXODUS COMMUNICATIONS, INC. (“Exodus”), a Delaware corporation, having an address at 2831 Mission College Boulevard, Santa Clara, California, 95054-1838.

W I T N E S S E T H

WHEREAS, pursuant to a certain Lease Agreement dated July 6, 2000 (the “Lease”), LESSOR leased to Exodus, and Exodus hired from LESSOR, approximately 204,515 rentable square feet of space (the “Demised Premises”) in the building commonly known as Two Gatehall Drive, Parsippany, New Jersey; and

WHEREAS, pursuant to an Asset Purchase Agreement dated as of the date hereof between Deutsche Bank, AG, New York Branch (“Deutsche New York”) (an affiliate of LESSEE) and Exodus (the “Asset Purchase Agreement”), Exodus has agreed to assign all of its right, title and interest as “tenant” under the Lease to LESSEE and Deutsche New York has agreed to cause LESSEE to assume all of the obligations and liabilities of the “tenant” under the Lease, subject however to the terms of the Asset Purchase Agreement; and

WHEREAS, LESSEE and LESSOR desire to modify the Lease in certain respects, all subject to and in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual convenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, LESSOR and LESSEE hereby agree as follows:

1.  Capitalized terms used herein but not defined herein shall have the meanings given in the Lease.

2.  As of the Contingency Satisfaction Date (as that term is defined in Paragraph 10(a) of this Amendment), the Lease shall be deemed amended as follows:

(a)  The first sentence of Section 2.3(b) of the Lease shall be deleted in its entirety and the following sentence is inserted in lieu thereof:

Provided no Event of Default is occurring as of the exercise of LESSEE’S extension right or as of the day preceding the commencement of the Option Period in question, then LESSEE shall have the right to extend the Term for the Option Period in question by notice given to LESSOR not less than twelve (12) months, nor more than fifteen (15) months, prior to the commencement of the Option Period in question.

(b)  Section 2.3(g) of the Lease shall be deleted in its entirety.

(c)  Section 8.1 of the Lease shall be amended by inserting the phrase “, including a data center,” immediately following the word “facilities” in the fifth (5th) line thereof.

(d)  Subsection 16.7(b)(ii) of the Lease shall be amended by deleting the last sentence of said Subsection.

(e)  Section 16.16 of the Lease shall be deleted in its entirety, it being understood that LESSEE shall not have the right to mortgage its interest in the Lease.

(f)  Clause (b) of Section 19.1 of the Lease shall be deleted in its entirety.

(g)  Article 26 of the Lease shall be amended by deleting the notice addresses for LESSEE and inserting the following addresses in lieu thereof:

Gemini Technology Services, Inc.
c/o Deutsche Bank AG
1251 Avenue of the Americas
Mail Stop NYC 07-2804
New York, New York 10020
Attn. Corporate Real Estate Services, Bruce Bloch
Fax No. (212) 469-3415

With a copy of any default notice to:

Moses & Singer LLP
1301 Avenue of the Americas
New York, New York 10019
Attn. Richard Strauss, Esq.
Fax No. (212) 554-7700

(h)  Article 28 of the Lease shall be deleted in its entirety, and the following Article 28 shall be inserted in lieu thereof:

ARTICLE 28
SECURITY

28.1  (a)  On or before the Contingency Satisfaction Date, LESSEE shall deliver to LESSOR a one (1) year, irrevocable, unconditional letter of credit for the benefit of LESSOR in the amount of THIRTY FIVE MILLION DOLLARS ($35,000,000.00 USD), issued by an Acceptable Issuer (as hereinafter defined) and containing, among other provisions, (i) an “evergreen clause” providing that it shall automatically renew as of its initial and each subsequent expiry date unless the issuing bank gives LESSOR written notice of the non-renewal at least sixty (60) days prior to the then applicable expiry date, and (ii) a provision obligating the issuing bank to issue a new letter of credit, without charge, to any assignee of LESSOR’S interest under the Lease, and (iii) a provision stating that the letter of credit shall not in any way be modified or amended without LESSOR’S prior written consent, and (iv) such other commercially reasonable provisions as LESSOR may require from time to time during the Term. Such letter of credit to be delivered by LESSEE on or before the Contingency Satisfaction Date shall be substantially in the form annexed hereto as Exhibit K, with any deviations from such form subject to LESSOR’s prior written approval, which approval shall not be unreasonably withheld. The term “Acceptable Issuer”, as used herein, shall mean a commercial bank having (x) an office within the New York City/New Jersey Metropolitan Area, (y) a rating of A or better by Standard & Poor’s or any successor thereto, and (z) a combined capital, surplus and undivided profits of not less than $1,000,000,000.00. LESSOR hereby acknowledges that, as of the date hereof, based on the representation of LESSEE set forth in Section 28.7 hereof, Deutsche New York, as a New York branch of Deutsche Bank, AG, satisfies said criteria for an Acceptable Issuer.

(b)  The letter of credit and any proceeds thereof shall be held by LESSOR as security for the full and faithful performance by LESSEE of the terms and conditions by it to be observed and performed under the Lease. The letter of credit or any proceeds thereof shall not be considered an advanced payment of rent or a measure of LESSOR’S damages in case of a default by LESSEE. If any Basic Rent, Additional Rent or other sum payable by LESSEE to LESSOR becomes overdue and remains unpaid after the giving of any applicable notice of default required herein and the expiration of any applicable cure period provided for herein, or should LESSEE fail to perform any of the terms and conditions of this Lease after the giving of any applicable notice required hereunder and the expiration of any applicable cure period provided for herein, then LESSOR, at its option, and without prejudice to any other remedy which LESSOR may have on account thereof, shall have the right to draw on the letter of credit and apply the proceeds thereof in the amount required to compensate or reimburse LESSOR, as the case may be, toward the payment of Basic Rent, Additional Rent or other such sum payable hereunder, or loss or damage actually sustained by LESSOR due to the breach or failure to perform on the part of LESSEE, or any other amounts to which LESSOR is entitled under the Lease on account of LESSEE’S breach or failure to perform.

(c)  (i)  Subject to the provisions hereof, LESSOR agrees that the amount of the letter of credit required as security under the Lease (initially $35,000,000.00 USD) shall be reduced by TWO MILLION DOLLARS ($2,000,000.00 USD) on the first anniversary of the Contingency Satisfaction Date and shall be further reduced by TWO MILLION DOLLARS ($2,000,000.00 USD) on each subsequent anniversary of the Contingency Satisfaction Date, unless an “Event of Default” is occurring as of the anniversary date in question, in which case there shall be no reduction in the letter of credit for such year but subsequent annual reductions shall continue in accordance with and subject to the provisions hereof provided no Event of Default is occurring as of the applicable subsequent anniversary of the Contingency Satisfaction Date. Notwithstanding anything to the contrary contained in this Article, in no event shall the amount of the letter of credit be reduced below FIFTEEN MILLION DOLLARS ($15,000,000.00 USD).

(ii)  Subject to the provisions hereof, if LESSEE receives a Standard & Poor’s (or any successor thereto) “long-term issuer credit rating” of A or better and LESSEE gives LESSOR notice thereof, then, for as long as such credit rating remains at A or better, the amount of the letter of credit required as security hereunder shall be reduced to FIFTEEN MILLION DOLLARS ($15,000,000.00 USD) unless the letter of credit has already been reduced to said amount pursuant to subsection (i) above.

(iii)  On or after the effective date of any such reduction of the letter of credit pursuant to this Section 28.1(c), LESSEE shall have the right to replace the letter of credit then held by LESSOR in accordance with the provisions of Section 28.5(d) hereof. From and after the effective date of any such reduction of the letter of credit and prior to the replacement thereof by LESSEE pursuant to Section 28.5(d), LESSOR shall not draw on the letter of credit in an amount in excess of the then applicable reduced amount for the letter of credit.

(iv)  If, after the reduction of the letter of credit pursuant to Subsection 28.1(c)(ii), Standard & Poor’s (or any successor thereto) lowers LESSEE’S long-term issuer credit rating to below A, LESSEE shall provide LESSOR with notice thereof, and, provided the amount of the letter of credit then required under Subsection 28.1(c)(i) is greater than $15,000,000.00, LESSEE shall, within five (5) business days after any such lowering of LESSEE’S credit rating, deliver to LESSOR either (a) a replacement letter of credit in the face amount of the letter of credit then required pursuant to Subsection 28.1(c)(i) and otherwise satisfying the requirements of this Article 28, or (b) an amendment to the letter of credit then held by LESSOR increasing the face amount of the letter of credit to the amount then required pursuant to Subsection 28.1(c)(i) and otherwise satisfying all of the requirements of this Article 28.

28.2  Conditioned upon the full compliance by LESSEE of all of the terms of this Lease as of the date of LESSOR’S return of the letter of credit pursuant to this Section, and the receipt by LESSOR of all sums due hereunder as of such date, said letter of credit then held by LESSOR, and any proceeds of any draw of the letter of credit by LESSOR which have not been applied by LESSOR in accordance with the provisions hereof, shall be returned to LESSEE within thirty (30) days after the end of the Term, unless there is a continuing Event of Default.

28.3  In the event of bankruptcy or other debtor-creditor proceeding against LESSEE, any proceeds of the letter of credit shall be deemed to be applied first to the payment of rent and other charges due LESSOR for all periods prior to filing of such proceedings.

28.4  In the event of any transfer of title to the Premises, or any assignment of LESSOR’S interest under this Lease, LESSOR shall transfer the letter of credit and any proceeds thereof that have not previously been applied by LESSOR in accordance with the provisions hereof to said transferee or assignee and LESSOR shall thereupon be released by LESSEE from all liability for the return of such letter of credit and/or proceeds, as the case may be; provided, however, LESSOR shall not be obligated to transfer the letter of credit or proceeds in the event of (i) a collateral assignment of its interest under the Lease, or (ii) any transfer of fee title to the Premises where LESSOR retains a leasehold interest in the Premises and retains the lessor’s interest under the Lease. In the event of such transfer of the letter of credit and any such proceeds thereof, LESSEE agrees to look to the new lessor for the return of the letter of credit and any proceeds thereof. It is hereby agreed that the provisions of this Section shall apply to every transfer or assignment made of the letter of credit and/or the proceeds thereof to a new lessor. Nothing contained in this Section 28.4 shall be deemed or construed to relieve or limit LESSEE’S obligations under Section 28.5(d) or under any other provision hereof.

28.5  (a)  LESSOR shall have the right to draw down the letter of credit pursuant to Section 28.1 or Section 28.5(b) and to apply the proceeds thereof in accordance with the provisions of Section 28.1. To exercise its right to draw on the letter of credit, (i) LESSOR shall present the letter of credit to the issuing bank at the office in New York City/New Jersey set forth on the letter of credit and (ii) LESSOR shall deliver to the issuing bank a statement from LESSOR setting forth the amount of the draw and stating that LESSOR is entitled to draw down the letter of credit pursuant to the provisions of Section 28.1 or Section 28.5(b) of this Lease, as the case may be. If LESSOR exercises its right to draw on the letter of credit, then, within ten (10) business days after demand, LESSEE shall deliver to LESSOR either (x) a replacement letter of credit issued by an Acceptable Issuer in the full amount of the letter of credit then required pursuant to Section 28.1 and satisfying all of the other requirements of said Section 28.1, or (y), provided the issuer of the letter of credit then held by LESSOR continues to be an Acceptable Issuer, an amendment to such letter of credit which restores the face amount thereof to the full amount then required pursuant to Section 28.1 and which amendment shall otherwise satisfy all of the requirements of Section 28.1. Upon receipt of any such replacement letter of credit, LESSOR shall return to LESSEE (1) the replaced letter of credit then held by LESSOR, and (2) any of the proceeds of the draw of such replaced letter of credit which have not been applied by LESSOR in accordance with Section 28.1. Upon receipt of any such amendment to the letter of credit then held by LESSOR, LESSOR shall return to LESSEE any of the proceeds of the draw of such letter of credit which have not been applied by LESSOR in accordance with Section 28.1.

(b)  (i)  If any letter credit held by LESSOR is not renewed by the issuer thereof, then, at least forty five (45) days prior to the expiration of the letter of credit, LESSEE shall deliver to LESSOR a replacement letter of credit issued by an Acceptable Issuer, containing the same terms and for the face amount then required under Section 28.1. From time to time throughout the Term (but not more frequently than one (1) time per annum) LESSOR may request that LESSEE deliver to LESSOR a letter from the issuing bank of the letter of credit confirming that the letter of credit remains in full force and effect. Within ten (10) business days after receiving any such request, LESSEE shall deliver to LESSOR a statement (the “Confirming Statement”) executed by the issuing bank, in form reasonably satisfactory to LESSOR, confirming that the letter of credit remains in full force and effect and stating the then applicable expiration date (subject to automatic extension) of the letter of credit. In addition, if at any time during the Term the issuing bank of the letter of credit then being held by LESSOR (including, without limitation, Deutsche New York) no longer satisfies all of the criteria for an Acceptable Issuer, because (x) Standard & Poor’s (or any successor) lowers the rating of said issuing bank (or, in the case of Deutsche New York, Standard & Poor’s lowers the rating of Deutsche Bank, AG) below A, or (y) said issuing bank (or Deutsche Bank, AG, if the issuer is Deutsche New York) no longer has combined capital, surplus and undivided profits of not less than $1,000,000,000.00 USD, or (z) said issuing bank no longer has an office within the New York City/ New Jersey Metropolitan Area, then LESSEE shall deliver to LESSOR, within thirty (30) days after the lowering of the rating, the reduction in combined capital, surplus and undivided profits below said level, or the closing by the issuing bank of its last office in the New York City/ New Jersey Metropolitan Area, as the case may be, a replacement letter of credit issued by an Acceptable Issuer containing substantially the same terms and for the face amount then required under Section 28.1.

(ii)  In the event LESSEE fails to deliver any replacement letter of credit or Confirming Statement, as the case may be, on or before the date set forth in Subsection 28.5(b)(i), LESSOR shall have the right to draw down the entire amount of the letter of credit; provided, however, (1) in the event that LESSEE’S obligation to deliver a replacement letter of credit arises as a result of the issuing bank of the letter of credit no longer satisfying all of the criteria of an Acceptable Issuer, then, unless the issuing bank is Deutsche New York or any of its affiliates, LESSOR shall not draw on the letter of credit pursuant to this Subsection 28.5(b)(ii) unless LESSEE has failed to deliver to LESSOR a replacement letter of credit satisfying the requirements hereof on or before the later to occur of (x) the tenth (10th) day after LESSOR gives LESSEE notice that the issuing bank is no longer an Acceptable Issuer, or (y) the thirtieth (30th) day after the date on which the issuing bank no longer satisfies all of the criteria of an Acceptable Issuer, and (2) in the event LESSEE fails to deliver any Confirming Statement, LESSOR shall not draw on the letter of credit on account of such failure prior to the forty fifth (45th) day before the expiration of the then current term of the letter of credit. Any proceeds of the draw of the letter of credit made pursuant to this Subsection 28.5(b)(ii) shall be held by LESSOR in a trust account or accounts with a commercial bank or banks selected by LESSOR in its sole discretion; such proceeds, unless applied by LESSOR in accordance with the provisions hereof, shall not be commingled with other funds of LESSOR or any other party. Any such proceeds may be applied by LESSOR at any time in accordance with the provisions of Section 28.1(b). Notwithstanding that such funds are held in a trust account, any interest which accrues thereon shall be the property of LESSOR and shall not be paid to LESSEE.

(c)  Notwithstanding anything to the contrary contained herein, LESSEE hereby expressly acknowledges that the drawing down of said letter of credit shall not operate as a waiver of or preclude LESSOR from exercising any of LESSOR’S other rights and remedies under this Lease. In addition, LESSEE hereby agrees that LESSOR shall not be required to give LESSEE any prior notice of the drawing down of the letter of credit, and LESSEE hereby waives any such notice to which it may be entitled. The provisions of this Section shall not be deemed or construed as a waiver of any of LESSEE’S rights under Article 19 of the Lease.

(d)  (i)  In the event of an assignment of this Lease by LESSOR, LESSEE shall obtain, at its sole cost and expense, either (x) a new letter of credit from the issuing bank containing the same terms and for the same face amount as the letter of credit then held by LESSOR which names the new lessor as the beneficiary or (y) the written consent of the issuing bank to the assignment of the then existing letter of credit from the existing LESSOR to the new lessor in form and substance reasonably satisfactory to the new lessor.

(ii)  LESSEE shall have the right from time to time throughout the Term to deliver to LESSOR a replacement letter of credit issued by an Acceptable Issuer in the full amount then required under Section 28.1 and satisfying all of the other requirements for the letter of credit under said Section 28.1.

(iii)  If LESSEE obtains such a new letter of credit or replacement letter of credit, LESSOR shall surrender the existing letter of credit to LESSEE simultaneously with LESSOR’S receipt of the new or replacement letter of credit. The parties agree to coordinate the delivery of a new letter of credit and surrender of the existing letter of credit so that it is done on the effective date of the assignment of this Lease by LESSOR. In the event that the written consent of the issuing bank to the assignment of the then existing letter of credit is to be delivered pursuant to Subsection 28.5(d)(i), LESSEE and LESSOR shall coordinate such delivery such that it is done on or prior to the effective date of the assignment of the Lease by LESSOR.

28.6.  If Standard & Poor’s, or any successor thereto, shall change its rating system, then the “A or better” rating required under this Article shall be automatically adjusted to the comparable rating under the new system. If Standard & Poor’s, or its successor, shall cease to maintain or publish a rating, then a comparable rating shall be utilized from a recognized authority (comparable to Standard & Poor’s) in lieu of the rating required hereunder.

28.7  LESSEE hereby represents and warrants to LESSOR that (i) Deutsche New York is an unincorporated branch bank of Deutsche Bank, AG, a banking corporation organized under the laws of the Federal Republic of Germany, and, (ii) Deutsche Bank, AG will be bound by, and will have liability to LESSOR for, all of the obligations of Deutsche New York under any letter of credit issued to LESSOR by Deutsche New York pursuant to the terms hereof.

(i)  Section 31.9 of the Lease shall be deleted in its entirety.

(j)  Exhibit C-1 to the Lease shall be deleted in its entirety, and Exhibit C-1 to this Amendment shall be inserted in lieu thereof.

(k)  Exhibit K to this Amendment shall be inserted into the Lease as Exhibit K thereto.

3.  (a)  LESSEE hereby acknowledges that LESSOR and Exodus entered into certain agreements, pursuant to Section 2.2(b) of the Lease, memorializing the Effective Date with respect to Stage 1 of the Demised Premises, Stage 2 of the Demised Premises, Stage 3 of the Demised Premises, and Stage 4 of the Demised Premises, dated, respectively, July 25, 2000, August 14, 2000, October 23, 2000, and December 11, 2000 (collectively, the “Effective Date Agreements”). Copies of the Effective Date Agreements have been delivered to LESSEE. LESSEE hereby confirms the respective Effective Dates for Stage 1 of the Demised Premises, Stage 2 of the Demised Premises, Stage 3 of the Demised Premises, and Stage 4 of the Demised Premises, as set forth in the Effective Date Agreements.

(b)  Exodus hereby acknowledges that Exodus failed to execute and deliver to LESSOR such an agreement memorializing the Effective Date with respect to Stage 5 of the Demised Premises, as required by Section 2.2(b) of the Lease. Exodus hereby agrees, and LESSEE hereby acknowledges, that (i) LESSOR has delivered Stage 5 of the Demised Premises in accordance with the Lease; (ii) the Effective Date for Stage 5 of the Demised Premises is April 13, 2001; (iii) Basic Rent with respect to Stage 5 of the Demised Premises is payable in accordance with Exhibit B to the Lease; and (iv) LESSEE is not entitled to any credit against Basic Rent under Section 2.1(c) of the Lease.

4.  LESSEE shall accept the Demised Premises in its “AS IS” physical condition and state of repair as of the Contingency Satisfaction Date. In this regard, LESSOR shall have no obligation to do any work or perform any services to the Demised Premises or the Premises in connection with this Amendment; provided however, this Paragraph 4 shall not be deemed or construed to relieve LESSOR of any of its maintenance or repair obligations expressly set forth in the Lease or relieve Exodus of its obligations under the Lease or the Asset Purchase Agreement.

5.  (a)  LESSEE hereby certifies to LESSOR that, as of the date hereof, LESSEE has no knowledge of any default, or any event or condition which, with the passage of time or the giving of notice, or both, would constitute a default, by LESSOR under the Lease.

(b)  LESSEE acknowledges and agrees that neither LESSOR, nor any agent or representative of LESSOR has made, and LESSOR is not liable or responsible for or bound in any manner by, any express or implied representations, warranties, covenants, agreements, obligations, guarantees, statements, information or inducements pertaining to the Building, the Demised Premises, the Lease, this Amendment, or any other matter or thing with respect thereto, except as expressly set forth in the Lease and except as expressly set forth in Paragraph 5(c) hereof.

(c)  LESSOR hereby certifies to LESSEE that, as of the date hereof, (i) Exodus has paid LESSOR all rental and other amounts currently due and owing to LESSOR under the Lease, except for the amounts specified in Section I of Schedule 1 annexed hereto and made a part hereof and except for late charges and interest payable under the Lease relating to such amounts (the late charges and interest payable with respect to the amounts specified in Section I of Schedule 1 are hereinafter called the “Current Late Charges”), (ii) LESSOR has no knowledge of any default, or any event or condition which, with the passage of time or the giving of notice, or both, would constitute a default, by Exodus under the Lease, except as listed on Schedule 1, (iii) LESSOR has received no written notice from Exodus that Exodus has assigned its interest in the Lease or sublet all or any portion of the Demised Premises, and (iv) the Lease has not been amended. Within five (5) business days after receiving a written request therefor from LESSEE made prior to the Contingency Satisfaction Date, LESSOR shall execute and deliver to LESSEE a supplemental statement certifying that, as of the date of the supplemental statement, (i) LESSOR has no knowledge of any default, or any event or condition which, with the passage of time or the giving of notice, or both, would constitute a default, by Exodus under the Lease, except as listed in such supplemental statement, (ii) LESSOR has received no written notice from Exodus that Exodus has assigned its interest under the Lease or sublet all or any portion of the

Demised Premises, except as listed in such supplemental amendment, and (iii) the Lease has not been amended, except as specified in such supplemental statement. Provided LESSEE gives LESSOR the advanced notice specified above, which notice indicates the closing date under the Asset Purchase Agreement, and requests the delivery of such supplemental statement on such date, LESSOR shall send the notice for receipt by LESSEE on such closing date in accordance with the Provisions of Paragraph 11 hereof; provided, however, LESSOR shall have no liability to LESSEE in the event LESSEE does not receive such statement on the closing date. LESSOR hereby agrees that, unless this Amendment is cancelled pursuant to Paragraph 10(c) hereof, LESSOR waives the payment of the Current Late Charges or any other late charges or interest which may hereafter accrue under the Lease related to the amounts reflected in Section I of Schedule 1; provided, however, except as expressly set forth in this sentence, nothing contained herein shall be deemed or construed as a waiver by LESSOR of any future late charges or interest payments due under the Lease.

(d)  LESSOR hereby agrees that it shall not enter into any amendment to the Lease with Exodus without the prior written consent of LESSEE.

6.  LESSEE hereby acknowledges that simultaneously with the execution of this Amendment, LESSEE has entered into a nondisturbance agreement satisfying the requirements of Section 23.1(b) of the Lease with the holder of the mortgage affecting the Premises as of the date hereof.

7.  On or before the Contingency Satisfaction Date, LESSEE shall deliver to LESSOR the letter of credit required under Article 28 of the Lease.

8.  Except as expressly provided in this Amendment, all of the terms and conditions of the Lease shall remain unmodified and shall continue in full force and effect, and are hereby ratified and confirmed.

9.  (a)  LESSEE represents and warrants to LESSOR that LESSEE has not dealt with any real estate broker or sales representative in connection with the Asset Purchase Agreement or this Amendment, other than Insignia/ESG, Inc. (“LESSEE’S Broker”) and CB Richard Ellis, Inc. and CSFB Realty, Inc. (collectively, the “Exodus Brokers”). LESSEE shall pay, or cause to be paid, prior to or simultaneously with the occurrence of the Contingency Satisfaction Date, any and all sums due LESSEE’S Broker in connection with the Asset Purchase Agreement and the transactions contemplated thereby and/or this Amendment, and, after the Contingency Satisfaction Date, shall provide LESSOR with evidence of the payment thereof within five (5) business days after receiving any request therefor from LESSOR. LESSEE hereby agrees to indemnify, defend and hold harmless LESSOR, LESSOR’S managing agent, and the respective members, partners, directors, officers and employees of the foregoing entities from and against any threatened or asserted claims, liabilities, losses or judgements (including reasonable attorneys’ fees and disbursements) by any broker or sales representative, including LESSEE’S Broker, but excluding the Exodus Brokers, claiming or alleging to have dealt with LESSEE in connection with the Asset Purchase Agreement or this Amendment. This indemnification shall survive the expiration or earlier termination of the Lease or the cancellation of this Amendment.

(b)  Exodus represents and warrants to LESSOR that Exodus has not dealt with any real estate broker or sales representative in connection with the Asset Purchase Agreement or this Amendment, other than LESSEE’S Broker and the Exodus Brokers. Exodus shall pay, or cause to be paid, prior to or simultaneously with the occurrence of the Contingency Satisfaction Date, any and all sums due the Exodus Brokers in connection with the Asset Purchase Agreement and the transactions contemplated thereby and/or this Amendment, and shall provide LESSOR with evidence of the payment thereof within five (5) days after receiving a request therefor from LESSOR. Exodus hereby agrees to indemnify, defend and hold harmless LESSOR, LESSOR’S managing agent, and the respective members, partners, directors, officers and employees of the foregoing entities from and against any threatened or asserted claims, liabilities, losses or judgements (including reasonable attorneys’ fees and disbursements) by any broker or sales representative, including the Exodus Brokers but excluding LESSEE’S Broker, claiming or alleging to have dealt with Exodus in connection with the Asset Purchase Agreement or this Amendment. This indemnification shall survive the expiration or earlier termination of the Lease or the cancellation of this Amendment.

(c)  LESSOR represents and warrants to LESSEE that LESSOR has not dealt with any real estate broker or sales representative in connection with this Amendment, other than LESSEE’S Broker and the Exodus Brokers. LESSOR hereby agrees to indemnify, defend and hold harmless LESSEE and LESSEE’S directors, officers and employees from and against any threatened or asserted claims, liabilities, losses or judgements (including reasonable attorneys’ fees and disbursements) arising out of or in connection with a breach of the foregoing representation by LESSOR. This indemnification shall survive the expiration or earlier termination of the Lease or the cancellation of this Amendment.

10.  (a)  LESSOR and LESSEE acknowledge and agree that this Amendment is contingent upon the occurrence of each of the following conditions:

(1)  a final non-appealable order in the form of Schedule 2 annexed hereto (the “Sale Order”) has been entered by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and there shall be no unsatisfied conditions to the Sale Order’s effectiveness;

(2)  all pre-petition and post-petition defaults under the Lease have been cured in accordance with the Sale Order as of the date of the execution and delivery of the Assignment and Assumption (as hereinafter defined) by LESSEE and Exodus, including, without limitation, those specified in Schedule 1 annexed hereto;

(3)  LESSEE and Exodus shall have executed and unconditionally delivered to each other and to LESSOR an assignment and assumption of the Lease in accordance with the Sale Order in the form annexed hereto as Schedule 3 (the “Assignment and Assumption”); and

(4)  a letter of credit satisfying all of the requirements of Article 28 of the Lease, as modified by this Amendment, shall have been delivered to LESSOR and any conditions to the effectiveness of such delivery shall have been satisfied.

The term “Contingency Satisfaction Date”, as used herein, means the date on which the last of the conditions set forth in the immediately preceding sentence has been satisfied. Within five (5) business days after the occurrence of the Contingency Satisfaction Date, LESSOR and LESSEE shall execute and deliver to each other an agreement memorializing the occurrence of the Contingency Satisfaction Date and confirming that the cancellation right set forth in Paragraph 10(c) hereof is null and void and of no further force or effect, provided, however, the failure to execute and deliver such agreement shall not affect the occurrence of the Contingency Satisfaction Date.

(b)  LESSEE agrees that it shall not enter into the Assignment and Assumption until all other conditions of the Contingency Satisfaction Date set forth in Paragraph 10(a) hereof have been satisfied.

(c)  If the Contingency Satisfaction Date has not occurred on or before the Outside Date (as hereinafter defined), LESSOR and LESSEE shall each have the right to cancel this Amendment by notice given to the other party at any time thereafter but prior to the occurrence of the Contingency Satisfaction Date whereupon, except as expressly set forth herein, this Amendment shall be null and void and of no further force and effect. The term “Outside Date”, as used herein, means March 31, 2002; provided, however, LESSEE shall have the right by notice given to LESSOR on or before March 31, 2002 (time being of the essence with respect to such notice) to extend the Outside Date to a date specified by LESSEE in such notice, which date shall not be later than June 3, 2002, provided that at the time of the giving of such notice the following conditions shall be satisfied: (1) Exodus shall have paid all rental and other amounts then due and payable under the Lease or provided LESSOR which adequate assurances of the payment of all rental and other amounts which may be due or become due under the Lease prior to the Outside Date (as extended) in the form of a letter of credit or other security reasonably satisfactory to LESSOR, and (2) the Asset Purchase Agreement remains in full force and effect. If the Asset Purchase Agreement is terminated prior to the Contingency Satisfaction Date, LESSEE shall give LESSOR notice thereof within five (5) days after the date of such termination, and LESSOR and LESSEE shall each have the right to cancel this Amendment by notice given to the other party at any time after the termination of the Asset Purchase Agreement but prior to the occurrence of the Contingency Satisfaction Date whereupon, except as expressly set forth herein, this Amendment shall be null and void and of no further force and effect.

11.  Prior to the Contingency Satisfaction Date, all notices or other communications given by LESSEE or LESSOR to the other hereunder shall be in writing and shall be given in accordance with Article 26 of the Lease as modified by Paragraph 2 of this Amendment notwithstanding that such modifications do not become effective until the Contingency Satisfaction Date.

12.  LESSOR is currently holding a letter of credit as security for Exodus’ performance of its obligations under the

Lease pursuant to Article 28 thereof. Nothing contained in this Amendment shall be deemed or construed as a waiver of any of LESSOR’S rights under Article 28, including, without limitation, its right to draw on said letter of credit and apply the proceeds thereof in accordance with said Article 28. Within fifteen (15) days after the occurrence of the Contingency Satisfaction Date, LESSOR shall deliver to Exodus said letter of credit, if it has not been delivered to the issuer thereof, together with the proceeds of any draw of said letter of credit which have not been applied by LESSOR in accordance with Article 28 of the Lease. For the purposes of this Paragraph 12, Article 28 of the Lease shall mean Article 28 in its form prior to amendment pursuant to the terms of this Amendment.

13.  This Amendment may not be changed orally and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Amendment embodies and constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior agreements, representations and statements, oral or written, relating to the subject matter hereof, are merged into this Amendment.

14.  If any provision of this Amendment shall be held invalid or unenforceable according to law, the remaining provisions herein shall not be affected thereby and shall continue in full force and effect.

15.  This Amendment may be executed and delivered in several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.

16.  The mailing or delivery of this document or any draft of this document by LESSOR or its agent to LESSEE, its agent or attorney, shall not be deemed an offer by LESSOR on the terms set forth in this document or draft, and this document or draft may be withdrawn or modified by LESSOR or its agent at any time and for any reason. The purpose of this paragraph is to place LESSEE on notice that this document or draft shall not be effective, nor shall LESSEE have any rights with respect hereto, unless and until both LESSOR and LESSEE shall execute this document.

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first above written.

WITNESS:	LESSOR:

TWO GATEHALL ASSOCIATES, L.L.C

	By:	/s/ CHRISTOPHER F. SAMETH

Name: Christopher F. Sameth
Title: Authorized Representative

WITNESS:	LESSEE:

GEMINI TECHNOLOGY SERVICES, INC.

	By:	/s/ D. L. WIENER

Name: D. L. Wiener
Title: Vice President

	By:	/s/ HOWARD BECKER

Name: Howard Becker
Title: Vice President

Exodus executes this Amendment solely for the purpose of agreeing to the provisions of Paragraphs 3(b), 9(b) and 12 hereof.

WITNESS:	EXODUS COMMUNICATIONs, INC.

	By:	/s/ LAURIE D. PRIDDY

Name: Laurie D. Priddy
Title: EVP Worldwide Operations

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